EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) of NICE Systems Ltd. for the registration of an additional 1,900,000 of its ordinary shares under its 2003 Stock Option Plan of our report dated June 12, 2007 with respect to the consolidated financial statements of NICE Systems Ltd. for the year ended December 31, 2006 which is included in its Annual Report (Form 20-F), filed with the Securities and Exchange Commission.

/s/ KOST FORER, GABBAY & KASIERER KOST FORER, GABBAY & KASIERER A Member of Ernst & Young Global

Tel-Aviv, Israel
  July 15, 2007